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                                                                      Ex-99.1(c)

                  MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

                             ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION


        MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The charter of the Corporation is hereby amended by substituting the words "Class D" in each place where the words "Class A" appear.

        SECOND: The foregoing amendment has been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendment is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Associations Code to be made without action by the stockholders and was approved by a majority of the entire Board of Directors of the Corporation. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

        THIRD: The charter of the Corporation is hereby amended by substituting the words "Class C" in each place where the words "Class B" appear.

        FOURTH: The foregoing amendment has been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendment is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Associations Code to be made without action by the stockholders and was approved by a majority of the entire Board of Directors of the Corporation. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amened.

        FIFTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

        SIXTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

        SEVENTH:        These Articles of Amendment shall be effective at the
very beginning of the day on October 21, 1994.
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        The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.
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        IN WITNESS WHEREOF, MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. has
caused these Articles of Amendment to be signed in its name and on its behalf by its President, a duly authorized officer of the Corporation, and attested by its Secretary as of the 17th day of October, 1994.

                                    MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.


                                              /s/ ARTHUR ZEIKEL
                                    --------------------------------------------
                                                Arthur Zeikel
                                                  President

Attest:


   /s/ MICHAEL J. HENNEWINKEL
---------------------------------
       Michael J. Hennewinkel
             Secretary